 Exhibit 23.2

CONSENT OF PIERCY BOWLER TAYLOR & KERN

CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Full House Resorts, Inc.

Las Vegas, Nevada

We consent to the incorporation by reference in this Registration Statement of Full House Resorts, Inc. on Amendment No. 2 to Form S-1 (File No. 333-193225) of our report dated January 7, 2014, relating to the financial statements of Silver Slipper Casino Venture, LLC, and to the reference to us under the caption “Experts” in the Prospectus.

/s/ Piercy Bowler Taylor & Kern

Piercy Bowler Taylor & Kern

Certified Public Accountants

Las Vegas, Nevada

April 7, 2014